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                                                                   Exhibit (d.2)

                                   Schedule A
                                     to the
                    Advisory Agreement dated December 1, 2009
                                     between
                                  iShares, Inc.
                                       and
                             BlackRock Fund Advisors

Advisory Fee for the Category I Funds:
0.59% per annum of the aggregate net assets of the Category I Funds less than or equal to $7.0 billion
plus 0.54% per annum of the aggregate net assets of the Category I Funds between
 $7.0 billion and $11.0 billion
plus 0.49% per annum of the aggregate net assets of the Category I Funds between
 $11.0 billion and $24.0 billion
plus 0.44% per annum of the aggregate net assets of the Category I Funds between
 $24.0 billion and $48.0 billion
plus 0.40% per annum of the aggregate net assets of the Category I Funds in excess of $48.0 billion

Category I Funds:
iShares MSCI Australia Index Fund
iShares MSCI Austria Investable Market Index Fund iShares MSCI Belgium Investable Market Index Fund iShares MSCI Canada Index Fund iShares MSCI EMU Index Fund iShares MSCI France Index Fund iShares MSCI Germany Index Fund iShares MSCI Hong Kong Index Fund iShares MSCI Ireland Capped Investable Market Index Fund* iShares MSCI Italy Index Fund iShares MSCI Japan Index Fund iShares MSCI Japan Small Cap Index Fund iShares MSCI Malaysia Index Fund iShares MSCI Mexico Investable Market Index Fund iShares MSCI Netherlands Investable Market Index Fund iShares MSCI Singapore Index Fund iShares MSCI Spain Index Fund iShares MSCI Sweden Index Fund iShares MSCI Switzerland Index Fund iShares MSCI United Kingdom Index Fund

Advisory Fee for Category II Funds:
0.74% per annum of the aggregate net assets of the Category II Funds less than or equal to $2.0 billion
plus 0.69% per annum of the aggregate net assets of the Category II Funds between $2.0 billion and $4.0 billion
plus 0.64% per annum of the aggregate net assets of the Category II Funds between $4.0 billion and $8.0 billion
plus 0.57% per annum of the aggregate net assets of the Category II Funds between $8.0 billion and $16.0 billion
plus 0.51% per annum of the aggregate net assets of the Category II Funds in excess of $16.0 billion

Category II Funds:
iShares MSCI All Peru Capped Index Fund* iShares MSCI Brazil Index Fund iShares MSCI Chile Investable Market Index Fund iShares MSCI Indonesia Investable Market Index Fund* iShares MSCI Israel Capped Investable Market Index Fund iShares MSCI South Africa Index Fund iShares MSCI South Korea Index Fund iShares MSCI Taiwan Index Fund iShares MSCI Thailand Investable Market Index Fund iShares MSCI Turkey Investable Market Index Fund

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Advisory Fee for Category III Funds:
0.50% per annum of the aggregate net assets of the Category III Funds

Category III Funds:
iShares MSCI Pacific ex-Japan Index Fund

Advisory Fee for Category IV Funds:
0.75% per annum of the aggregate net assets of the Category IV Funds less than or equal to $14.0 billion
plus 0.68% per annum of the aggregate net assets of the Category IV Funds between $14.0 billion and $28.0 billion
plus 0.61% per annum of the aggregate net assets of the Category IV Funds in excess of $28.0 billion

Category IV Funds:
iShares MSCI All Country Asia ex Japan Index Fund* iShares MSCI BRIC Index Fund iShares MSCI Emerging Markets Eastern Europe Index Fund iShares MSCI Emerging Markets Financials Sector Index Fund* iShares MSCI Emerging Markets Index Fund iShares MSCI Emerging Markets Materials Sector Index Fund*

FUND                                      ANNUAL FEE
--------------------------------------    --------------------------------------
iShares MSCI USA Index Fund               0.15%

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* This Fund is a fund of iShares Trust.

Amended and Approved by the Board of Directors of iShares, Inc. on December 8-9, 2009.